Exhibit 99.1

Regal Entertainment Group Reports Results for Third Quarter 2005 and
Declares Quarterly Dividend

Knoxville, Tennessee – October 27, 2005 — Regal Entertainment Group (NYSE: RGC), a leading motion picture exhibitor owning and operating the largest theatre circuit in the United States under the Regal Cinemas, United Artists Theatres and Edwards Theatres brands, today announced results for third quarter 2005 and declared a cash dividend of $0.30 per common share.

Total revenue for the quarter ended September 29, 2005 was $628.4 million, a 2.8% increase from total revenue of $611.3 million for the third fiscal quarter of 2004.  Net income was $17.2 million in the third quarter of 2005 compared to net income of $27.8 million in the same period of 2004.  Adjusted earnings per diluted share (1) was $0.13 for the third quarter of 2005 compared to $0.19 during the third quarter of 2004.  Adjusted EBITDA(2) of $120.9 million for the quarter ended September 29, 2005 was slightly better than the comparable quarter in 2004 and represented an Adjusted EBITDA margin of approximately 19.2%.  Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Regal’s Board of Directors also today declared a cash dividend of $0.30 per Class A and Class B common share, payable on December 16, 2005, to stockholders of record on December 8, 2005.  The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors depending on available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows as well as other relevant factors.

“Despite a challenging box office environment, Regal benefited from our acquisition strategy as we acquired and integrated the Eastern Federal theatres” stated Mike Campbell, CEO of Regal Entertainment Group.  “We look forward to continued growth in our National CineMedia investment and a solid holiday film slate with a number of high profile releases expected before the end of the year,” Campbell continued.

Forward-looking Statements:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements included herein, other than statements of historical fact, may constitute forward-looking statements.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s 2004 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2005.  All forward-looking statements are expressly qualified in their entirety by such factors.

Conference Call:

Regal Entertainment Group management will conduct a conference call to discuss third quarter 2005 results on October 27, 2005 at 9:30 a.m. (Eastern Time). Interested parties can listen to the call live on the Internet through the investor relations section of the Company’s Web site: www.REGmovies.com, or by dialing 800-811-7286 (Domestic) and 913-981-4902 (International). Please dial in to the call at least 5 - 10 minutes prior to the start of the call or go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software.  When prompted, ask for either the Regal Entertainment Group conference call or conference #4983794. A replay of the call will be available beginning approximately two hours following the call. Those interested in listening to the replay of the conference call should dial 888-203-1112 (Domestic) and 719-457-0820 (International) and enter the conference ID #4983794. In addition, this press release and other pertinent statistical and financial information are available in the investor relations section of the Company’s Web site: www.REGmovies.com.

About Regal Entertainment Group

Regal Entertainment Group (NYSE: RGC) is the largest motion picture exhibitor in the world. The Company’s theatre circuit, comprising Regal Cinemas, United Artists Theatres and Edwards Theatres, operates 6,537 screens in 568 locations in 40 states. Regal operates approximately 18% of all indoor screens in the United States including theatres in 44 of the top 50 U.S. markets and growing suburban areas. We believe that the size, reach and quality of the Company’s theatre circuit not only provide its patrons with a convenient and enjoyable movie-going experience, but is also an exceptional platform to realize economies of scale in theatre operations and, through its investment in National CineMedia, LLC, further realize cinema advertising, marketing and other revenue enhancing opportunities by utilizing Regal’s existing asset base.

Additional information is available on the Company’s Web site at www.REGmovies.com.

# # #

Financial Contacts:	Media Contact:

Don De Laria	Dick Westerling
Regal Entertainment Group	Regal Entertainment Group
Vice President – Investor Relations	Senior Vice President - Marketing
865-925-9685	865-925-9539
don.delaria@REGmovies.com	dick.westerling@REGmovies.com

Regal Entertainment Group

Consolidated Statements of Operations Information

For the Fiscal Quarter and Three Quarters Ended 9/29/05 and 9/30/04

(dollars in millions, except per share data)

	Quarter Ended Sept. 29, 2005	Quarter Ended Sept. 30, 2004	Three Quarters Ended Sept. 29, 2005	Three Quarters Ended Sept. 30, 2004

Revenues:
Admissions	$416.2	$410.4	$1,224.7	$1,229.5
Concessions	164.7	154.6	485.9	470.6
Other operating revenue	47.5	46.3	137.9	124.8
Total revenue	628.4	611.3	1,848.5	1,824.9

Operating expenses:
Film rental and advertising costs	218.5	218.3	651.6	643.2
Cost of concessions	24.0	23.8	71.4	70.4
Rent expense	78.3	71.0	229.6	210.1
Other operating expenses	172.8	162.5	501.4	480.0
General and administrative expenses	14.6	15.6	46.1	47.9
Restructuring expenses and amortization of deferred stock compensation	1.5	1.5	4.7	4.9
Depreciation and amortization	51.0	44.3	148.1	130.8
Net loss (gain) on disposal and impairment of operating assets	7.6	0.1	11.8	(3.9)
Joint venture equity including former employee compensation	1.8	—	4.3	—
Gain on lawsuit settlement	—	—	—	(8.2)
Income from operations	58.3	74.2	179.5	249.7

Interest expense, net	29.4	26.8	85.6	67.4
Minority interest in earnings of consolidated subsidiaries	(0.1)	—	(0.2)	0.9
Loss on debt extinguishment	—	0.1	—	76.1
Other, net	—	—	—	6.6
Income before income taxes	29.0	47.3	94.1	98.7
Provision for income taxes	11.8	19.5	37.4	40.7
Net income	$17.2	$27.8	$56.7	$58.0

Diluted earnings per share	$0.11	$0.19	$0.37	$0.39
Adjusted earnings per diluted share(1)	$0.13	$0.19	$0.41	$0.72

Weighted average number of diluted shares outstanding (in millions):	154.1	150.1	154.2	147.8

Consolidated Summary Balance Sheet Information

(dollars in millions)

	As of September 29, 2005	As of December 30, 2004

Cash and cash equivalentss	$80.3	$243.9
Total assets	2,426.9	2,542.4
Total debt	1,988.2	2,005.8
Stockholders’ equity	32.1	69.0

	Quarter Ended
	Sept. 29, 2005	Sept. 30, 2004
Operating Data:
Theatres at period end	568	560
Screens at period end	6,537	6,242
Average screens per theatre	11.5	11.1
Attendance (in thousands)	60,614	62,318
Average ticket price	$6.87	$6.59
Average concessions per patron	$2.72	$2.48

Reconciliation of Net Income to EBITDA to Net Cash Provided by Operating Activities

(dollars in millions)

	Quarter Ended
	Sept. 29, 2005	Sept. 30, 2004

Net income	$17.2	$27.8
Interest expense, net	29.4	26.8
Provision for income taxes	11.8	19.5
Depreciation and amortization	51.0	44.3
EBITDA	109.4	118.4
Interest expense, net	(29.4)	(26.8)
Provision for income taxes	(11.8)	(19.5)
Deferred income taxes	(3.0)	2.4
Loss on debt extinguishment	—	0.1
Changes in operating assets and liabilities	4.0	(31.3)
Other items, net	10.8	1.5
Net cash provided by operating activities	$80.0	$44.8

Reconciliation of EBITDA to Adjusted EBITDA

(dollars in millions)

	Quarter Ended
	Sep. 29, 2005	Sept. 30, 2004

EBITDA	$109.4	$118.4
Loss on disposal and impairment of operating assets	7.6	0.1
Restructuring expenses and amortization of deferred stock compensation	1.5	1.5
Loss on debt extinguishment	—	0.1
Joint venture employee compensation and depreciation and amortization	2.5	—
Minority interest and other, net	(0.1)	—
Adjusted EBITDA (2)	$120.9	$120.1

Free Cash Flow

(dollars in millions)

	Quarter Ended
	Sept. 29, 2005	Sept. 30, 2004

Net cash provided by operating activities	$80.0	$44.8
Capital expenditures	(28.0)	(34.8)
Proceeds from asset sales	19.6	12.2
Free cash flow(2)	$71.6	$22.2

Reconciliation of Earnings Per Diluted Share

(dollars in millions, except per share data)

	Quarter Ended
	Sept. 29, 2005	Sept. 30, 2004

Net income	$17.2	$27.8
Loss on debt extinguishment, net of related tax effects	—	0.1
Net income, excluding loss on debt extinguishment, net of related tax effects	17.2	27.9
Restructuring expenses and amortization of deferred stock compensation, net of related tax effects	0.9	0.9
Net income, excluding loss on debt extinguishment, restructuring expenses and amortization of deferred stock compensation, net of related tax effects	$18.1	$28.8
Joint venture employee compensation, net of related tax effects	1.2	—
Net income, excluding loss on debt extinguishment, restructuring expenses, amortization of deferred stock compensation and joint venture employee compensation, net of related tax effects	$19.3	$28.8
Weighted average number of diluted shares	154.1	150.1
Adjusted earnings per diluted share, excluding loss on debt extinguishment, restructuring expenses and amortization of deferred stock compensation and joint venture employee compensation, net of related tax effects (1)	$0.13	$0.19
Earnings per diluted share	$0.11	$0.19

(1)          We have included adjusted earnings per diluted share, which is earnings per diluted share excluding loss on debt extinguishment, restructuring expenses and amortization of deferred stock compensation and joint venture employee compensation, net of related tax effects, because we believe it provides investors with a useful industry comparative and is a financial measure used by management to assess the performance of our Company.

(2)          Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization expense, restructuring expenses and amortization of deferred stock compensation, joint venture employee compensation and depreciation and amortization, loss on disposal and impairment of operating assets, loss on debt extinguishment, and minority interest in earnings of consolidated subsidiaries and other, net) was approximately $120.9 million, or 19.2% of total revenues, for the quarter ended September 29, 2005.  We believe EBITDA, Adjusted EBITDA and Free Cash Flow provide useful measures of cash flows from operations for our investors because EBITDA, Adjusted EBITDA and Free Cash Flow are industry comparative measures of cash flows generated by our operations and because they are financial measures used by management to assess the performance and liquidity of our Company.  EBITDA, Adjusted EBITDA and Free Cash Flow are not measurements of financial performance or liquidity under accounting principles generally accepted in the United States of America and should not be considered in isolation or construed as a substitutes for net income or other operations data or cash flow data prepared in accordance with accounting principles generally accepted in the United States of America for purposes of analyzing our profitability or liquidity.  In addition, not all funds depicted by EBITDA, Adjusted EBITDA and Free Cash Flow are available for management’s discretionary use.  For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the Company’s 2004 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2005.  EBITDA, Adjusted EBITDA and Free Cash Flow, as calculated, may not be comparable to similarly titled measures reported by other companies.